  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 20, 2023 (September 18, 2023)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMB 1158, 1000 Brickell Avenue, Suite 715
Miami, FL 33131
(Address of principal executive offices, including zip code)

786-209-3368
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 18, 2023, Laureate Education, Inc. (the “Company”) entered into an amendment (the “Third Amendment”) to the Third Amended and Restated Credit Agreement, dated as of October 7, 2019 (the “Credit Agreement”; as amended by the First Amendment, dated as of July 20, 2020, the Second Amendment, dated as of December 23, 2022 and, as further amended by the Third Amendment, the “Amended Credit Agreement”), among the Company, the lending institutions from time to time parties thereto, and Citibank, N.A., as administrative agent and collateral agent pursuant to which the Company, among other things, incurred a new tranche of revolving credit loans maturing September 2028 (the “Series 2028 Tranche”). Upon the effectiveness of the Third Amendment, each loan document and all other documents, instruments and agreements previously executed and/or delivered in connection with the Amended Credit Agreement will remain in full force and effect.

The Amended Credit Agreement, among other things, provides for $145,000,000 of revolving credit loans maturing October 2024 (the “Series 2024 Tranche”) and $155,000,000 of revolving credit loans under the Series 2028 Tranche for a $300,000,000 aggregate revolving credit facility (the “Revolving Credit Facility”). As a subfacility under the Revolving Credit Facility, the Amended Credit Agreement provides for letter of credit commitments in the aggregate amount of $10,000,000. The Amended Credit Agreement also provides, subject to the satisfaction of certain conditions, for incremental revolving and term loan facilities, at the request of the Company, not to exceed the greater of (a) $172,500,000 and (b) 50% of the Company’s Consolidated EBITDA, plus additional amounts so long as both immediately before and after giving effect to such incremental facilities the Company’s Consolidated Senior Secured Debt to Consolidated EBITDA Ratio, as defined in the agreement, on a pro forma basis, does not exceed 2.25 to 1.00.

The maturity date for the Amended Credit Agreement is September 18, 2028. The Revolving Credit Facility bears interest at a per annum interest rate, at the option of the Company, at either the EURIBOR rate, the Term SOFR rate or the ABR rate plus an applicable margin of 2.50% per annum, 2.25% per annum, 2.00% per annum or 1.75% per annum for EURIBOR loans or Term SOFR loans, and 1.50% per annum, 1.25% per annum, 1.00% per annum or 0.75% per annum for ABR loans, in each case, based on the Company’s Consolidated Total Debt to Consolidated EBITDA ratio as defined in the agreement.

The Amended Credit Agreement also provides, solely with respect to the Revolving Credit Facility, that the Company shall not permit its Consolidated Senior Secured Debt to Consolidated EBITDA Ratio, as defined in the agreement, to exceed 3.00 to 1.00 as of the last day of each quarter commencing with the quarter ending December 31, 2019; provided that, if less than 25% of the Revolving Credit Facility is utilized, then such financial covenant shall not apply.

The Amended Credit Agreement contains customary representations and warranties and affirmative covenants for an agreement of this type, and certain customary negative covenants that restrict the Company’s and its restricted subsidiaries’ ability (subject to certain exceptions as set forth therein) to, among other things, (i) create, assume or incur indebtedness, (ii) create, incur or assume liens, (iii) enter into mergers and dissolutions, (iv) sell or dispose of its assets, (v) make loans and investments, (vi) make dividends and other restricted payments, (vii) prepay subordinated debt, (viii) change its business fundamentally or substantially and (ix) engage in transactions with affiliates. The Amended Credit Agreement also contains customary events of default for an agreement of this type, including (i) non-payment of principal, (ii) non-payment of interest and other amounts, (iii) material misrepresentation, (iv) breach of covenants, (v) cross-default with other indebtedness in excess of $75,000,000, (vi) bankruptcy events, (vii) certain ERISA events, (viii) invalidity of material provisions of the guarantee, any security agreement, pledge or other collateral agreement, or any subordination agreement, (ix) material judgments and (x) any change of control.

All of the obligations under the Amended Credit Agreement are unconditionally guaranteed by Exeter Street Holdings LLC (“Exeter”), a domestic subsidiary of the Company, and the Amended Credit Agreement and the related guarantees are secured by perfected first-priority secured interest in substantially all of the assets of the Company and Exeter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2023, the Company and Marcelo Cardoso, the Company’s Executive Vice President and Chief Operating Officer and a named executive officer, entered into a Fourth Amendment to the Independent Contractor and Consultant Agreement dated May 28, 2021, as previously amended. Pursuant to the Fourth Amendment, a specified reduction in future severance, equal to the 2021 statutory severance amount Mr. Cardoso received in connection with the sale of the Company’s Brazil business, was eliminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Richard M. Buskirk
Name:	Richard M. Buskirk
Title:	Senior Vice President and Chief Financial Officer

Date: September 20, 2023
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